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                                                                       EXHIBIT 5




                                                               November 21, 2003


CLARCOR Inc.
2323 Sixth Street
P.O. Box 7007
Rockford, Illinois 61125

         Re:   1,500,000 SHARES OF COMMON STOCK, $1.00 PAR VALUE,
               AND 1,500,000 PREFERRED STOCK PURCHASE RIGHTS

Ladies and Gentlemen:

         I refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by CLARCOR Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 1,500,000 shares of Common Stock, $1.00 par value, of the Company (the "Common Stock"), together with 1,500,000 Preferred Stock Purchase Rights of the Company (the "Rights") associated therewith (collectively, the "Registered Securities"), to be issued under the CLARCOR Inc. 2004 Incentive Plan, as amended (the "Plan"). The terms of the Rights are set forth in the Stockholders Rights Agreement dated as of March 28, 1996, as amended (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A., as Rights Agent.

         I am the Vice President, General Counsel and Corporate Secretary of the Company. In that capacity, I am familiar with the Second Restated Certificate of Incorporation of the Company, the Bylaws of the Company, as amended, and the resolutions adopted to date by the Board of Directors of the Company relating to the Plan and the Registration Statement.

         I have examined originals, or copies of originals certified or otherwise identified to my satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for the opinions set forth herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

         Based on the foregoing, I am of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. Shares of the Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such shares as contemplated by the Plan and (iii) certificates representing such shares have been



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         duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefore in accordance with the terms of the Plan.

         3. The Rights will be legally issued when (i) the Rights have been duly issued in accordance with the terms of the Rights Agreement and (ii) the associated shares of Common Stock have been duly issued and paid for as set forth in paragraph 2.

I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Registered Securities.

         This opinion is limited to the General Corporation Law of the State of Delaware. I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement or related prospectus.


                                              Sincerely yours,


                                              /s/ David J. Boyd
                                              ------------------------
                                              David J. Boyd
                                              Vice President and General Counsel
                                              CLARCOR Inc.